                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                                                Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CAMPBELL SOUP COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
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    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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

                                      LOGO
                                 CAMPBELL PLACE
                         CAMDEN, NEW JERSEY 08103-1799
                                  609-342-4800

                                                                OCTOBER 11, 1996

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                          THURSDAY, NOVEMBER 21, 1996
                            9:00 A.M., EASTERN TIME
                               DONECKERS BALLROOM
                             100 NORTH STATE STREET
                          EPHRATA, PENNSYLVANIA 17522

AGENDA

1. ELECT DIRECTORS.

2. RATIFY APPOINTMENT OF AUDITORS.

3. TRANSACT ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

     Shareowners of record at the close of business on September 23, 1996, will be entitled to vote.

     During the past year the Company implemented a toll-free shareowner information number (1-800-909-SOUP) and launched a World Wide Web site (HTTP://WWW.CAMPBELLSOUPS.COM) on the Internet where shareowners can immediately access current Company information, submit questions, receive responses and request paper copies of news releases, financial results and other data. Shareowner response to these new communication vehicles has been positive. As part of our striving to achieve "Best in Show" performance, we are streamlining the meeting format to reduce costs. This year's meeting will differ from the past in the following respects:

     -- The meeting will be held in a facility near the Company's newest plant, the Pepperidge Farm plant in Denver, Pennsylvania, about 1 1/2 hours west of Philadelphia.

     -- Unlike previous years the first quarter results for fiscal 1997 will be reported prior to the date of the Annual Meeting.

     -- There will be a brief report on business results for the year ended July
        28, 1996, and an opportunity to ask questions.

     -- There will be no product "gift bags," no product sampling, and no refreshments.

     Your vote is important. Kindly SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                                    /s/ John J. Furey
                                                      JOHN J. FUREY
                                                   CORPORATE SECRETARY

                               TABLE OF CONTENTS

                                   PROXY STATEMENT                                       PAGE
-------------------------------------------------------------------------------------    ----
       Item 1 -- Election of Directors...............................................      1
       Security Ownership of Directors and Executive Officers........................      5
       Corporate Governance..........................................................      8
       Compensation of Executive Officers............................................
       --  Compensation and Organization Committee Report on Executive
           Compensation..............................................................     11
       --  Compensation and Organization Committee Interlocks and Insider
           Participation.............................................................     14
       --  Summary Compensation Table................................................     15
       --  Option Grants in Fiscal 1996..............................................     16
       --  Aggregated Option Exercises in Fiscal 1996 and Fiscal Year-End Option
           Values....................................................................     16
       --  Return to Shareowners Performance Graph and Bar Chart.....................     17
       --  Pension Plans.............................................................     18
       --  Termination Arrangements..................................................     18
       Board Committees and Meeting Attendance.......................................     20
       Director Compensation.........................................................     22
       Item 2 -- Ratification of Appointment of Auditors.............................     22
       Submission of Shareowner Proposals............................................     22
       Security Ownership of Certain Beneficial Owners...............................     23
       Directors and Officers Stock Ownership Reports................................     24
       Other Matters.................................................................     24
       Proxies and Voting at the Meeting.............................................     24
       Information About Attending the Meeting.......................................     25

------------------
 Denotes items to be voted on at the meeting.

                                     ITEM 1

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

     The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of Directors of the Company shall be fifteen. Mr. Ralph A. Pfeiffer, Jr. passed away on September 13, 1996. Mr. Robert J. Vlasic will retire effective November 21, 1996. The directors are to be elected to hold office until the next Annual Meeting of the Shareowners and until their successors are elected and shall have qualified. Directors are elected by a plurality of the votes cast. Except as otherwise specified in the proxy, proxies will be voted for election of the nominees named below.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board of Directors; however, the management knows of no reason why any nominee should be unable or unwilling to serve.

     The following table sets forth certain information concerning the nominees at September 23, 1996:

                                 (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
            NAME                     (2) OTHER BUSINESS AFFILIATIONS            AGE      SINCE
----------------------------------------------------------------------------    ---     --------
[PHOTO]
Alva A. App                  (1) Retired Senior Scientific Adviser to the       64        1986
                             United Nations Development Programme
                             (1987-1994). Previously a member of The
                             Rockefeller Foundation Field Staff (1987 to
                             1989).

[PHOTO]
Edmund M. Carpenter          (1) Former Chairman and Chief Executive Officer    54        1990
                             (1988-1995) of General Signal Corporation.
                             (2) Director of Dana Corporation and Texaco,
                             Inc.

[PHOTO]
Bennett Dorrance             (1) Private investor and Chairman and Managing     50        1989
                             Director of DMB Associates in Phoenix, Arizona
                             for more than five years. Vice Chairman of
                             Campbell Soup Company (independent director)
                             since November 18, 1993.
                            (2) Director of Banc One Corp.


                                 (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
            NAME                     (2) OTHER BUSINESS AFFILIATIONS            AGE      SINCE
----------------------------------------------------------------------------    ---     --------
[PHOTO]
Thomas W. Field, Jr.         (1) Management Consultant, Field & Associates.     62        1987
                             Chairman (1992) and Chief Executive Officer
                             (1995), ABCO Foods, Inc. Previously Chairman
                             (1988-1989), President (1984-1989) and Chief
                             Executive Officer (1986-1989) of McKesson
                             Corporation.
                             (2) Director of ABCO Foods, Inc., Bromar, Inc.,
                             Maxicare Health, Inc. and Stater Brothers
                             Market, Inc.

[PHOTO]
Kent B. Foster               (1) President (1995) of GTE Corporation.           52        1996
                             Previously Vice Chairman (1993-1995) and
                             President (1989-1995), Telephone Operations,
                             GTE Corporation.
                             (2) Director of GTE Corporation and New York
                             Life Insurance Company.


[PHOTO]
Harvey Golub                 (1) Chairman and Chief Executive Officer of        57        1996
                             American Express Company (1993). Previously
                             Vice Chairman of American Express Company and
                             Chief Executive Officer of American Express
                             Financial Advisors (1990-1993).
                             (2) Director of American Express Company.

[PHOTO]
David W. Johnson             (1) Chairman (1993), President (1990) and Chief    64        1990
                             Executive Officer (1990) of Campbell Soup
                             Company. Previously Chairman (1987-1990),
                             President (1987-1989) and Chief Executive
                             Officer (1987-1990) of Gerber Products Company;
                             President and Chief Executive Officer of
                             Entenmann's, Inc. (1982-1987).
                             (2) Director of Colgate-Palmolive Company.


                                 (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
            NAME                     (2) OTHER BUSINESS AFFILIATIONS            AGE      SINCE
----------------------------------------------------------------------------    ---     --------
[PHOTO]                      (1) Deputy Chairman (1995) and Chief Executive     57        1995
David K. P. Li               (1991) of The Bank of East Asia, Limited.
                             (2) Director of Dow Jones & Company, Inc., Hong
                             Kong Telecommunications, Ltd., The Bank of East
                             Asia, Limited, The Hong Kong & China Gas
                             Company Limited, Sime Darby Hong Kong Limited
                             and Westinghouse Electric Corporation.
[PHOTO]                      (1) Retired Chairman (1983-1994) and Chief         60        1984
Philip E. Lippincott         Executive Officer (1982-1994) of Scott Paper
                             Company.
                             (2) Director of Exxon Corporation. Trustee of
                             The Penn Mutual Life Insurance Company.
[PHOTO]                      (1) Private investor and President of Iron         46        1990
Mary Alice Malone            Spring Farm, Inc. (horse breeding and
                             performance center), Chester County, Pa., for
                             more than five years.
[PHOTO]                      (1) President and Chief Executive Officer of       64        1990
Charles H. Mott              John W. Bristol & Co., Inc., an investment
                             management firm, for more than five years.

                                 (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
            NAME                     (2) OTHER BUSINESS AFFILIATIONS            AGE      SINCE
----------------------------------------------------------------------------    ---     --------
[PHOTO]                      (1) President and Chief Executive Officer of       55        1995
George M. Sherman            Danaher Corporation.
                             (2) Director of Danaher Corporation.
[PHOTO]                      (1) President and Chief Executive Officer          58        1992
Donald M. Stewart            (1987) of The College Board. Previously
                             President (1976-1986) of Spelman College.
                             (2) Director of Principal Financial Group and
                             The New York Times Company.
[PHOTO]                      (1) Private investor and President of Augustin     58        1988
George Strawbridge, Jr.      Stables for more than five years.
                             (2) Director of Buffalo Sabres of the National
                             Hockey League, Corestates Financial Corp., and
                             Philadelphia Ventures Inc. President of GAR
                             Inc. and Margaret Dorrance Strawbridge
                             Foundation of PA I, Inc.
[PHOTO]                      (1) Private investor. Trustee of The               53        1990
Charlotte C. Weber           Metropolitan Museum of Art, New York, NY and
                             Wake Forest University, Winston-Salem, NC;
                             Owner, Live Oak Stud, a thoroughbred breeding
                             and training operation for more than five
                             years.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding beneficial ownership as of September 23, 1996, of the Campbell's Capital Stock of each Director, the Company's six most highly compensated Executive Officers and the Directors and Executive Officers as a group:

                                                AGGREGATE NUMBER        PERCENT OF
                                                   OF SHARES            OUTSTANDING
                   NAME                      BENEFICIALLY OWNED(a)        SHARES
-------------------------------------------------------------------------------------------
 Alva A. App                                             4,597(b)              *
-------------------------------------------------------------------------------------------
 Edmund M. Carpenter                                     4,404                 *
-------------------------------------------------------------------------------------------
 Bennett Dorrance                                   26,284,836(c)          10.6%
-------------------------------------------------------------------------------------------
 Thomas W. Field, Jr.                                   16,240                 *
-------------------------------------------------------------------------------------------
 Kent B. Foster                                             **                 *
-------------------------------------------------------------------------------------------
 Harvey Golub                                            2,000                 *
-------------------------------------------------------------------------------------------
 David W. Johnson                                      778,323(d)              *
-------------------------------------------------------------------------------------------
 David K. P. Li                                          2,634                 *
-------------------------------------------------------------------------------------------
 Philip E. Lippincott                                    4,400                 *
-------------------------------------------------------------------------------------------
 Mary Alice Malone                                  27,059,214(e)          10.9%
-------------------------------------------------------------------------------------------
 Charles H. Mott                                    31,303,331(f)          12.7%
-------------------------------------------------------------------------------------------
 George M. Sherman                                       1,234                 *
-------------------------------------------------------------------------------------------
 Donald M. Stewart                                       3,136                 *
-------------------------------------------------------------------------------------------
 George Strawbridge, Jr.                             4,098,390(g)           1.7%
-------------------------------------------------------------------------------------------
 Robert J. Vlasic ***                                2,235,431(h)              *
-------------------------------------------------------------------------------------------
 Charlotte C. Weber                                 11,072,273(i)           4.5%
-------------------------------------------------------------------------------------------
 Frank E. Weise                                         57,418                 *
-------------------------------------------------------------------------------------------
 John M. Coleman                                        82,849                 *
-------------------------------------------------------------------------------------------
 Robert Subin                                           76,849                 *
-------------------------------------------------------------------------------------------
 Dale F. Morrison                                       12,375                 *
-------------------------------------------------------------------------------------------
 Robert F. Bernstock                                    91,911                 *
-------------------------------------------------------------------------------------------
 All directors including shares held in
 the Voting Trust referred to on page 23
 and executive officers as a group (19
 persons)                                          103,757,888(a)          42.0%
-------------------------------------------------------------------------------------------

---------------
  * Less than 1% of the Company's outstanding shares of Capital Stock.

 ** See page 6.

*** Retiring on November 21, 1996.

     Alphabetical footnotes begin on page 6.

     The following table sets forth the same information as on page 5 regarding shares beneficially owned as of September 23, 1996, and also sets forth Campbell stock units credited to the individual's deferred compensation account. The account reflects the election of the individuals to defer previously earned compensation and pending awards of restricted performance stock into Campbell stock units. The individuals are fully at risk as to the price of Campbell stock in their deferred stock accounts. Additional stock units are credited to the accounts to reflect accrual of dividends. The stock units do not carry any voting rights. Unrestricted deferred Campbell stock units are included in calculating the Company required stock ownership for directors and executives.

                                      AGGREGATE NUMBER                           TOTAL NUMBER OF
                                         OF SHARES            CAMPBELL STOCK        SHARES AND
              NAME                 BENEFICIALLY OWNED(a)         DEFERRED         DEFERRED STOCK
---------------------------------------------------------------------------------------------------------
 Alva A. App                                   4,597(b)            3,178                 7,775
---------------------------------------------------------------------------------------------------------
 Edmund M. Carpenter                           4,404                 863                 5,267
---------------------------------------------------------------------------------------------------------
 Bennett Dorrance                         26,284,836(c)               --            26,284,836
---------------------------------------------------------------------------------------------------------
 Thomas W. Field, Jr.                         16,240               7,295                23,535
---------------------------------------------------------------------------------------------------------
 Kent B. Foster                                   --                 500                   500
---------------------------------------------------------------------------------------------------------
 Harvey Golub                                  2,000                 350                 2,350
---------------------------------------------------------------------------------------------------------
 David W. Johnson                            778,323(d)               79               778,402
---------------------------------------------------------------------------------------------------------
 David K. P. Li                                2,634               1,401                 4,035
---------------------------------------------------------------------------------------------------------
 Philip E. Lippincott                          4,400               1,892                 6,292
---------------------------------------------------------------------------------------------------------
 Mary Alice Malone                        27,059,214(e)              581            27,059,795
---------------------------------------------------------------------------------------------------------
 Charles H. Mott                          31,303,331(f)            1,717            31,305,048
---------------------------------------------------------------------------------------------------------
 George M. Sherman                             1,234               2,020                 3,254
---------------------------------------------------------------------------------------------------------
 Donald M. Stewart                             3,136                 864                 4,000
---------------------------------------------------------------------------------------------------------
 George Strawbridge, Jr.                   4,098,390(g)            1,586             4,099,976
---------------------------------------------------------------------------------------------------------
 Robert J. Vlasic                          2,235,431(h)               --             2,235,431
---------------------------------------------------------------------------------------------------------
 Charlotte C. Weber                       11,072,273(i)            1,176            11,073,449
---------------------------------------------------------------------------------------------------------
 Frank E. Weise                               57,418              61,976               119,394
---------------------------------------------------------------------------------------------------------
 John M. Coleman                              82,849              19,509               102,358
---------------------------------------------------------------------------------------------------------
 Robert Subin                                 76,849              37,137               113,986
---------------------------------------------------------------------------------------------------------
 Dale F. Morrison                             12,375              23,336                35,711
---------------------------------------------------------------------------------------------------------
 Robert F. Bernstock                          91,911              18,857               110,768
---------------------------------------------------------------------------------------------------------

(a) The shares shown include 1,057,514 shares of Capital Stock with respect to which Executive Officers have a right, as of November 23, 1996, to acquire beneficial ownership because of vested stock options.

(b) Share ownership shown does not include 234 shares held by Alva App's wife, as to which he disclaims beneficial ownership.

(c) Bennett Dorrance is a grandson of John T. Dorrance, the brother of Mary Alice Malone, and a cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown does not include 153,472 shares held by the Estate of his father, John T. Dorrance, Jr., of which he is an Executor, and as to which shares he disclaims beneficial ownership. Does not include 245,594 shares held as guardian for one of his children nor 245,616 shares held as trustee for one of his children, as to which shares he disclaims beneficial ownership. Reference is also made to "Principal Shareowners." Does not include 128,700 shares held by the Dorrance Family Foundation.

(d) Share ownership shown does not include 4,000 shares held by David Johnson's spouse, as to which he disclaims beneficial ownership.

(e) Mary Alice Malone is a granddaughter of John T. Dorrance. Share ownership shown does not include 153,472 shares held by the Estate of her father, John T. Dorrance, Jr., of which she is an Executor and as to which shares she disclaims beneficial ownership. Does not include 14,554 shares held by her cousin as trustee of a trust for her children, as to which shares she disclaims beneficial ownership. Reference is also made to "Principal Shareowners."

(f) Share ownership shown for Charles Mott includes 31,292,250 shares held by the Voting Trust over which he, as a Trustee, has shared voting power. Reference is also made to "Principal Shareowners." In September 1990 the Trustees of the Voting Trust requested the Company's Governance Committee to nominate Charles Mott as a candidate for election as a director.

(g) George Strawbridge is a grandson of John T. Dorrance and a cousin of Charlotte Weber. Share ownership shown does not include 7,588,672 shares held by various trusts, of which he is a trustee, for the benefit of his sister and her children, as to which shares he disclaims beneficial ownership.

(h) Share ownership shown includes 59,492 shares owned by the Vlasic Foundation, of which Robert Vlasic is President, 147,924 shares owned by a revocable trust created by Robert Vlasic, of which he is the primary beneficiary and the trustee, 154,130 shares owned by a revocable trust created by his wife, of which he is a co-trustee and 1,857,044 shares owned by Vlasic & Company, a partnership of which he is a former partner. The partners of Vlasic & Company include various irrevocable trusts of which his children are primary beneficiaries; various irrevocable trusts of which his grandchildren are primary beneficiaries; and various revocable trusts in which his children are settlors, primary beneficiaries and trustees.

(i) Charlotte Weber is a granddaughter of John T. Dorrance. Share ownership shown includes 11,026,096 shares held by two trusts of which she is a co-trustee and 43,377 shares held by a foundation of which she is also a co-trustee, for all of which she has shared voting and dispositive power. Does not include 443,276 shares held by her children, as to which she disclaims beneficial ownership.

                              CORPORATE GOVERNANCE

CORPORATE GOVERNANCE STANDARDS

     Campbell first published corporate governance standards in its proxy in 1992. The Board has reviewed and improved the standards annually.

      1. The Board will operate in accordance with Campbell Requirements of Directors (printed at page 10, below).

      2. The Board will evaluate the performance of the CEO at least annually in meetings of independent directors that are not attended by the CEO. For this purpose, "independent" means no present or former employment by the Company and no significant financial or personal tie to the Company other than share ownership and entitlement to director fees. See "CEO Compensation and Evaluation," at page 13, below.

      3. When the CEO also holds the position of Chairperson of the Board, the Board will elect a non-executive Vice Chair (or a non-executive director who is the Lead Director).

      4. Every year the Board will review and approve a three-year strategic plan and a one-year operating plan for the Company.

      5. All directors will stand for election every year.

      6. The Board believes that as a general rule, former Campbell executives should not serve on the Board. (At present, there are no former executives on the board and all directors are independent except for Campbell's CEO.)

      7. The Audit, Compensation/Organization and Governance Committees will consist entirely of independent directors.

      8. Committee members will be appointed by the Board.

      9. The Governance Committee will annually assess Board and Committee effectiveness and report the results to shareowners in the proxy statement. For the 1996 assessment, see "Board Evaluation," at page 9, below.

     10. Whenever feasible, directors will receive materials well in advance of meetings for items to be acted upon.

     11. Interlocking directorships will not be allowed, except with respect to joint ventures. (An interlocking directorship would occur if a Campbell officer served on the Board of Company X and an officer of Company X served on the Campbell Board, or if a major supplier or customer served on Campbell's Board.)

     12. Directors are required to own at least 1,000 Campbell shares within one year of election and 3,000 shares within three years of election.

     13. No director shall stand for reelection after the attainment of age 70.

     14. Succession planning and management development will be reported annually by the CEO to the Board.

     15. All executives (approximately 300 persons) must buy and hold outright (i.e., excluding options and restricted stock) Campbell stock valued at one-half to three times base salary, depending on their positions.

     16. Incentive compensation plans will link pay directly and objectively to measured financial goals set in advance by the Compensation Committee. (See Compensation Committee Report at pages 11 to 14).

     17. Stock options will not be repriced (the exercise price for options will not be lowered even if the current market price of the stock is below the exercise price).

     18. The Company does not have a "poison pill" or other anti-takeover devices because it believes that the way to remain independent is via superior performance in building shareowner wealth.

     19. All shareowners have equal voting rights.

     20. These Corporate Governance Standards have been developed and approved by the Board and are reviewed by the Board at least annually.

BOARD EVALUATION

     In May 1995, the Board's Governance Committee led a new process of evaluation of Board performance and effectiveness. As a first step, all directors completed a Board Evaluation questionnaire. Each director entered a number grade from 1 to 5 and, in most cases, written comments addressing each of the following fifteen standards:

      1. The Board knows and understands the Company's vision, strategic precepts, strategic plan and operating plan.

      2. The Board reflects its understanding of the Company's vision, strategic precepts, strategic plan and operating plan in its discussions and actions on key issues throughout the year.

      3. Board meetings are conducted in a manner which ensures open communication, meaningful participation, and timely resolution of issues.

      4. Advance Board materials contain the right amount of information.

      5. Board members receive their materials sufficiently in advance of meetings.

      6. Board members are diligent in preparing for meetings.

      7. The Board reviews and adopts an annual operating budget and regularly monitors performance against it throughout the year.

      8. The Board regularly monitors the Company's income statement, balance sheet and cash flow.

      9. The Board reviews and adopts an annual capital budget and receives regular written or oral reports of performance against it throughout the year.

     10. In tracking Company performance, the Board regularly considers the performance of peer companies.

     11. The Board regularly reviews the performance of the CEO.

     12. The Board and/or the Compensation/Organization Committee regularly reviews the performance and ethics of the senior officers.

     13. The correlation between executive pay and Company performance is regularly considered by the Board and/or the Compensation Committee.

     14. The Board reviews succession plans for the CEO and senior management.

     15. The trigger level for Board or Committee involvement in major business policies and decisions is appropriate.

     In July 1995, the Chairman of the Governance Committee presented a synthesis of the assessments and recommendations to the full Board. The sense of the Board was that the areas of greatest strength were: (1) attention to Company performance versus peers, (2) timeliness and sufficiency of written Board materials, (3) connection of pay to performance and (4) the Board's involvement in setting and tracking against budgets. Conversely, the Board identified the following areas as the most promising areas upon which to focus collective efforts for self-improvement:

     1. Expanding the portion of Board time devoted to long-range strategic planning.

     2. Broadening and diversifying the skills of directors.

     3. Encouraging active participation in meetings by all directors.

     4. Upgrading the quality of Committees' reports to the Board regarding their deliberations.

     In response, the following specific steps were taken in fiscal 1996:

     1. The frequency and length of strategic business presentations were significantly increased.

     2. Explicit "Director Requirements," set forth below, were drafted, approved by the Board and distributed to shareowners in order to declare clear expectations regarding contributions of directors.

     3. The Board began consciously employing developmental rotations of directors among the various Board Committees, without foregoing the necessary critical mass of skilled and experienced directors on any Committee. In-depth orientation sessions were provided for each new Committee member in order to increase understanding of the business and Board operations and policies.

     4. Attention was focused on upgrading the quality and substance of reports by Committee Chairs to the Board.

     At the end of fiscal 1996, the Governance Committee asked directors to assess progress in the four areas upon which 1996 self-improvement efforts had been focused. The Committee also solicited suggestions of other areas where the Board should focus for self-improvement. The result of this assessment was a consensus that there had been significant improvement in all areas. The Governance Committee will continue to make and implement changes to improve Board effectiveness based on suggestions received from directors and management. In fiscal 1997, the Board will undertake a full self-assessment substantially identical to that conducted in 1995.

REQUIREMENTS OF MANAGEMENT AND DIRECTORS

                 BOARD REQUIREMENTS                              CAMPBELL REQUIREMENTS
                   OF MANAGEMENT                                      OF DIRECTORS
      ----------------------------------------          ----------------------------------------
  --  Develop strategies to deliver strong          --  Act in the best interests of all
      market franchises and build shareowner            shareowners
      wealth over the long term
  --  Recommend appropriate strategic and           --  Critique and approve strategic and
      operating plans                                   operating plans
  --  Maintain effective control of operations      --  Select, motivate, evaluate and
                                                        compensate the CEO
  --  Measure performance against peers             --  Good understanding of strategies and the
                                                        businesses
  --  Strong, principled and ethical                --  Review succession planning and
      leadership                                        management development
  --  Assure sound succession planning and          --  Advise and consult on key organizational
      management development                            changes
  --  Sound organizational structure                --  Careful study of Board materials and
                                                        issues
  --  Inform the Board regularly regarding the      --  Active, objective and constructive
      status of key initiatives                         participation at meetings of Board and
                                                        committees
  --  No surprises                                  --  Assistance in representing Campbell to
                                                        the outside world
  --  Board meetings which are well-planned,        --  Counsel on corporate issues
      allow meaningful participation and
      provide for timely resolution of issues
  --  Advance Board materials which contain         --  Good understanding of general economic
      the right amount of information and are           trends and corporate governance
      received sufficiently in advance of
      meetings

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION AND ORGANIZATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

  Highlights of Compensation

     The Compensation and Organization Committee believes that in comparison with other major public companies, Campbell has one of the most demanding and shareowner-sensitive programs to motivate employees to build wealth for shareowners. We also believe that this program has been an important factor in the Company's superior earnings growth, margin improvement, cash generation, and total return to shareowners over the period since 1990.

     There are three unique and defining elements of Campbell's program:

     (1) TIGHT LINK BETWEEN PAY AND MEASURED PERFORMANCE.

          OBJECTIVITY. 100% of our incentive payments are based on objective financial performance measures designed to build shareowner wealth: sales, earnings, returns and cash.

          NO WINDFALLS. In the short term, holders of stock options may benefit (or suffer) from stock market factors unrelated to their own performance. We have therefore balanced our long-term incentives between options and long-term performance-restricted stock (shares that are automatically forfeited if tough performance hurdles are not met).

     (2) EXECUTIVES WALK IN SHAREOWNERS' SHOES. Every executive must buy and hold an ownership stake in the Company that is significant in comparison with his or her salary. Performance-restricted shares and options are not counted in calculating ownership. In addition, performance-restricted shares of Campbell stock make up a large portion of every executive's compensation. Finally, our stock option plan prohibits repricing.

     (3) TOUGH TARGETS. Campbell's program emphasizes "stretch" and risk-bearing in the following ways:

          INDEPENDENT VALIDATION. All of Campbell's independent directors play active roles in assessing the degree of "stretch" in management's proposed performance goals -- and validate those goals externally. Throughout the 1990s, the Board-approved operating plan has had an earnings growth goal set before the beginning of each fiscal year in the top quartile of growth rates projected by the consensus of independent securities analysts for the Company's Performance Peer Group. That peer group currently consists of 15 food companies including Campbell's key competitors.

          HIGH PORTION AT RISK. For the executive officers listed on page 15, the portion of pay that was at risk in fiscal 1996 ranged from 75% to more than 90%.

          HIGH LEVERAGE. Campbell's rewards and punishments are more highly leveraged than those of peers. If a plan commitment is missed by 10%, bonus payout is cut to half of the target, and if plan is missed by more than 10%, there is no bonus. If a business beats its plan by 10%, the target bonus is doubled.

          WINNING IS ONLY IN RELATIVITY. So far as we are aware, performance relative to peers receives greater emphasis in Campbell compensation plans than at any other company.

               In the first place, Campbell is the only company at which peer performance is a key component in every incentive program: not only annual bonus, but long-term performance plans. Even the amount that the Company contributes to match employees' contributions to the Company Savings Plan depends on whether or not earnings growth ranks in the top quartile of the Performance Peer Group.

               Second, Campbell has put a great deal of effort into ensuring a correlation between performance relativity and pay relativity. Each executive's "target" annual bonus is set at the median of the Compensation Peer Group, the 31 consumer companies who are our main competitors in recruiting talent. Salaries are also set at the median. A supplement, calculated to bring total cash compensation into the top quartile, can be paid only if the plan commitment is delivered and earnings growth, measured at the end of the year, actually ranks in the top quartile of the Performance Peer Group.

  Calculation of Annual Bonus

     The following methodology determined bonus payouts for fiscal 1996:

  I.  ACTIONS BEFORE THE START OF THE FISCAL YEAR

     (1) A target bonus was set for each participating executive. This dollar amount was based upon a percentage of the midpoint of the salary range for the executive's job and was calculated to deliver median compensation in comparison with the Compensation Peer Group.

     (2) The Board of Directors reviewed and approved an Operating Plan which set specific performance goals (which in 1996 were CROA, net sales, earnings and reductions in working capital) for the Company as a whole and separately for its major business units.

     (3) The Compensation and Organization Committee determined that an additional amount of up to 10% of target bonus should be paid if performance goals for new product sales for the Company as a whole were exceeded.

     (4) The Compensation and Organization Committee determined what portion of each executive's bonus would depend on Company results (a minimum of 20%) and what portion would depend on the results of a business unit. For the CEO, 100% of bonus depended on total Company results.

  II.  ACTIONS AFTER THE END OF THE FISCAL YEAR

     (1) Financial statements were prepared for the Company and each business unit.

     (2) For each business unit and the Company, CROA was calculated and compared to the Board-determined threshold. No bonus was paid for business units that fell short of their Operating Plan CROA threshold. In 1996, the Company met its CROA threshold.

     (3) Where the CROA threshold was satisfied, the major portion (70%) of the bonus opportunity was determined by comparing earnings performance to the Operating Plan earnings target. If the earnings threshold was not met, no bonus was paid on account of the unit's earnings. By the terms of the incentive plan, extraordinary events such as major restructurings and accounting changes are excluded. In 1996 the Company's net earnings exceeded the plan.

     (4) Sales performance, representing a 20% portion of bonus opportunity (30% for some business units), was compared to the Operating Plan sales target. If the sales threshold was not met, the sales portion of the target bonus was not paid. Above-target sales performance could result in above-target bonus payment only if the earnings threshold was also met. In fiscal 1996, Company sales performance was slightly below the plan.

     (5) Working capital levels, representing a 10% portion of bonus opportunity, were compared to the goal for reduction of working capital in the Operating Plan. If the working capital reduction threshold was not met, no bonus was paid on account of working capital reduction. In fiscal 1996, reduction of working capital levels met the plan objective.

     (6) New product sales, representing an additional amount of up to 10% of bonus target, was compared to the goal for new product sales. If the goal for new product sales was not exceeded, nothing was paid. In fiscal 1996, new product sales exceeded the goal.

     (7) Finally, Company earnings performance was compared to that of the Performance Peer Group. By the terms of the program, if the Company achieves its goal for corporate net earnings and the rate of annual growth in the Company's net earnings places it in the top quartile of the Performance Peer Group, each bonus-eligible executive would receive an additional 30% of his/her bonus target. For purposes of this "top quartile" calculation, extraordinary events are excluded. Companies that ranked in the bottom quartile in annual earnings growth in the prior fiscal year are excluded in the calculation because the purpose of this component of bonus opportunity is to motivate consistent peer-beating results and to provide compensation in the top quartile of the Compensation Peer Group if top quartile performance is achieved. In fiscal 1996, so measured, the Company ranked in the top quartile of the Performance Peer Group and this triggered a supplemental payment of 30% of bonus target.

  Long-Term Compensation (Restricted Performance Stock and Stock Options)

     Half of executives' long-term compensation is delivered via restricted performance shares. Grants are made every two years for overlapping three-year performance periods. Eligibility for delivery of shares at the end of a performance period depends on whether the Company meets the minimum CROA set by the Board in the strategic plan for the performance period. The number of shares actually delivered depends upon cumulative corporate net earnings for the performance period. If the Company satisfies its CROA threshold and delivers cumulative earnings beyond the goal in the strategic plan, additional shares are awarded at time of earnout, up to a maximum of 150% of target. For performance years 1994-1996, if the Company achieves its three year goal for cumulative corporate net earnings and the rate of growth places in the top quartile of the Performance Peer Group for three years, each participant was entitled to the maximum payout that could be earned of 150% of target. For performance years 1994-1996, the Company exceeded the CROA threshold, achieved its earnings goal, and placed in the top quartile of the Performance Peer Group. That resulted in the maximum payout of 150% of target. For performance years 1996-1998, the reward for top quartile earnings growth is an earnout of 30% of target (50% for ranking #1 in the peer group) in addition to the earnout based strictly on Campbell performance, for a maximum payout opportunity of 200% of target.

     The other half of value delivered to officers under the Long-Term Incentive Plan is in the form of stock options, awarded annually.

     The regular guidelines for restricted performance share and stock option grants to executives are designed to deliver long-term compensation at the 75th percentile when compared to the Compensation Peer Group. For the last six fiscal years the Company's performance as measured by annual growth in net earnings has consistently been in the top quartile of the Performance Peer Group.

  Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the executive officers listed on page 15, unless certain requirements are met. One requirement is that the Compensation Committee consist entirely of outside directors as defined in the Internal Revenue Code and Campbell's Compensation Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of performance goals approved by shareowners. The 1994 Long-Term Incentive Plan and the Management Worldwide Incentive Plan which were approved by shareowners in 1994 are designed to meet these requirements. Minimal changes had to be made to these plans because the Company's incentive plans were already designed to link pay to Company performance. The Company believes that all compensation paid to the executive officers listed on page 15 in fiscal 1996 is fully deductible. The Company believes that compensation paid under the Management Worldwide Incentive Plan and 1994 Long-Term Incentive Plan will continue to be deductible. The Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would disadvantage the Company.

  CEO Compensation and Evaluation

     The determination of the Chief Executive Officer's salary, bonus and annual grants of stock options and restricted performance shares followed the policies and calculations set forth above for those components of all executives' compensation.

     The CEO's salary increase of 8.1% for fiscal 1996 (effective October 1,
1995) was based on the Compensation Committee's evaluation of his and the Company's performance. The Company's performance was measured against goals for CROA, corporate net earnings, sales and working capital reductions. All of these goals were exceeded, except for sales which was slightly below plan. Company performance was also compared to the performance of the Performance Peer Group based on CROA, sales, earnings, working capital levels, cash margins, and net margins. Other measurements used to evaluate the CEO were stock price performance, market shares, and development of sound strategic, operating and succession plans. No specific weighting was assigned to these factors in determining the base salary increase.

     David Johnson's bonus for fiscal 1996 of $1,160,800 was determined entirely by the quantitative criteria set forth on pages 12 and 13. The Committee's recommendations relating to David Johnson's compensation were approved by the Board.

     In fiscal 1996, the Board completed the first cycle of an expanded CEO evaluation process. Every independent director completed a written assessment of the CEO's performance based on a formal position description for the job of CEO, which defined responsibilities in each of the following areas:

     -- Strategic Planning

     -- Financial Results

     -- Succession Planning

     -- Communications/External Relations

     -- Board Relations

     -- Leadership/Human Resources

     Input was also obtained from other constituents, including securities analysts, customers, key executives, employees, and shareowners. The results were summarized and the full text of a written evaluation was discussed and approved by the Board. The Chair of the Compensation and Organization Committee presented the ratings and evaluation comments in writing to David Johnson who then responded to the full Board.

     The initiatives and programs put in place by David Johnson since he joined the Company in 1990 have resulted in dramatic improvements in the Company's performance. Some of the key quantitative indicators of performance are set forth below.

                              COMPANY PERFORMANCE

                                                                                 CHANGE FROM
                      FISCAL YEAR                         1990*       1996       1990 TO 1996
--------------------------------------------------------  ------     ------     --------------
Net Earnings (millions).................................    $306       $802     17.4% per year
Net Margin..............................................     4.9%      10.4%    5.5 points
Cash flow from Operations (millions)....................    $448     $1,213     18.1% per year
Cash Margin.............................................    13.2%      21.6%    8.4 points
Earnings Per Share (EPS)................................   $1.18      $3.22     18.2% per year
Return on Equity........................................    16.2%      30.8%    14.6 points
Cash Return on Assets (CROA)............................    19.0%      23.9%    4.9 points
Market Value (billions).................................    $6.9      $16.6     15.8% per year
Annual Dividends Declared per Share.....................    $.49      $1.35     18.4% per year

---------------
* Excluding restructuring charges of $302 million, or $1.16 per share.

                    COMPENSATION AND ORGANIZATION COMMITTEE

          THOMAS W. FIELD, JR., ACTING CHAIR     MARY ALICE MALONE
          EDMUND M. CARPENTER                    DONALD M. STEWART
          PHILIP E. LIPPINCOTT                   GEORGE STRAWBRIDGE, JR.

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

                         TABLE 1--SUMMARY COMPENSATION

     The following table sets forth the cash compensation awarded, paid to, or earned by the Company's Chief Executive Officer and the five other most highly paid Executive Officers.

  ------------------------------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION                LONG-TERM AWARDS
                                        -----------------------------------------------------------
                                                                       RESTRICTED       SECURITIES
         NAME AND             FISCAL                                    STOCK(1)        UNDERLYING       ALL OTHER
    PRINCIPAL POSITION         YEAR       SALARY          BONUS          AWARDS         OPTIONS(#)    COMPENSATION(2)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 DAVID W. JOHNSON              1996      $987,500       $1,160,800     $   0              220,000         $ 64,450
 Chairman, President and       1995      $917,000       $1,287,917     $2,846,765         100,000         $ 66,147
 Chief Executive Officer       1994      $865,000       $  944,541     $   80,575          66,000         $ 54,286
------------------------------------------------------------------------------------------------------------------
 FRANK E. WEISE, III           1996      $355,500       $  288,563         0               45,600         $ 19,321
 Senior Vice President.        1995      $330,000       $  391,931     $  744,719          26,125         $ 21,657
 President -- Bakery &         1994      $312,000       $  287,773         0               18,000         $ 17,993
 Confectionery
------------------------------------------------------------------------------------------------------------------
 JOHN M. COLEMAN               1996      $333,667       $  280,526         0               39,150         $ 18,425
 Senior Vice President --      1995      $314,200       $  311,009     $  613,406          19,875         $ 18,756
 Law and Public Affairs        1994      $298,000       $  228,150         0               14,400         $ 15,784
------------------------------------------------------------------------------------------------------------------
 ROBERT SUBIN                  1996      $312,500       $  280,526         0               34,800         $ 17,790
 Senior Vice President --      1995      $300,000       $  266,300     $  588,653          15,900         $ 16,989
 Global Sourcing &             1994      $272,000       $  247,689         0               14,400         $ 15,590
 Engineering
------------------------------------------------------------------------------------------------------------------
 DALE F. MORRISON(3)           1996      $300,000       $  245,754         0               23,750         $212,140
 Vice President.               1995      $ 56,250           0          $1,212,884          35,000          0
 President --Pepperidge
 Farm
------------------------------------------------------------------------------------------------------------------
 ROBERT F. BERNSTOCK           1996      $304,167       $  237,751     $  181,236          45,600         $ 16,257
 Senior Vice President.        1995      $275,000       $  228,800     $  853,600          15,900         $ 15,114
 President -- U.S. Grocery     1994      $250,000       $  149,488     $   0               14,400         $ 11,984
------------------------------------------------------------------------------------------------------------------

------------------
1. Dollar values of stock awards are based on market price at time of grant. With the exception of an initial award of time-lapse restricted shares to Dale Morrison in 1995 as a necessary part of the recruitment package to make him whole for forfeited stock options from his prior employer, earnouts of stock awards listed in the above table depend on Company performance. Delivery of performance restricted shares depends entirely upon attainment of financial goals for cash return on assets and corporate net earnings. The aggregate number of restricted stock or restricted stock units held and their value as of the end of the fiscal year for the executives were as follows:
   David Johnson, 150,000 shares/$10,050,000; Frank Weise, 13,900 shares/$931,300; John Coleman, 10,600 shares/$710,200; Robert Subin, 10,600 shares/$710,200; Dale Morrison 17,800 shares/ $1,192,600 and Robert Bernstock 17,658 shares/$1,183,086. Regular quarterly dividends are paid on restricted stock.

2. "All other compensation" consists of Company contributions or allocation to savings plans (tax-qualified and supplemental).

3. Dale Morrison joined the Company on June 19, 1995. In addition to contributions to savings plans of $7,372, his other compensation in 1996 included a one time payment of $150,000 to compensate him for forfeiture of his annual incentive bonus from his prior employer and $54,768 for temporary living expenses and certain other expenses reimbursable under Company executive benefit plans.

-----------------------------------------------------------------------------------------------------------------
TABLE 2 -- OPTION GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------
                                      INDIVIDUAL GRANTS                                            VALUE(1)
-----------------------------------------------------------------------------------------------------------------
                                                          % OF
                                                          TOTAL
                                         NUMBER OF       OPTIONS
                                         SECURITIES      GRANTED
                                         UNDERLYING        TO         EXERCISE                      GRANT
                                          OPTIONS       EMPLOYEES     OR BASE                        DATE
                                         GRANTED(2)     IN FISCAL      PRICE       EXPIRATION      PRESENT
                 NAME                       (#)           YEAR         ($/SH)         DATE        VALUE ($)
-----------------------------------------------------------------------------------------------------------------
  David W. Johnson                         220,000          7.0%      $69.4375       6/27/06      $3,460,600
-----------------------------------------------------------------------------------------------------------------
  Frank E. Weise, III                       45,600          1.4%      $69.4375       6/27/06      $ 717,288
-----------------------------------------------------------------------------------------------------------------
  John M. Coleman                           39,150          1.2%      $69.4375       6/27/06      $ 615,830
-----------------------------------------------------------------------------------------------------------------
  Robert Subin                              34,800          1.1%      $69.4375       6/27/06      $ 547,404
-----------------------------------------------------------------------------------------------------------------
  Dale F. Morrison                          23,750          0.8%      $69.4375       6/27/06      $ 373,588
-----------------------------------------------------------------------------------------------------------------
  Robert F. Bernstock                       45,600          1.4%      $69.4375       6/27/06      $ 717,288
-----------------------------------------------------------------------------------------------------------------

------------------
(1) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value: average option term of six years, volatility of 18.7% (calculated monthly over the three preceding calendar years), dividend yield of 2.3% and interest rate of 5.4% (six year Treasury note rate at January 4, 1996). The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised.

(2) Options have a ten-year term and vest cumulatively over three years at the rate of 30%, 60%, 100% respectively on the first three anniversaries following the date of grant. All options vest immediately in the event of a Change in Control.

--------------------------------------------------------------------------------------------------------------------
TABLE 3 -- AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                                                                      SECURITIES
                                                                      UNDERLYING                  VALUE OF
                                                                       NUMBER OF                UNEXERCISED
                                                                      UNEXERCISED                IN-THE-MONEY
                                                                       OPTIONS AT                  OPTIONS AT
                                                                       FY-END(#)                  FY-END($)(2)
                                                                  --------------------------------------------------
                             SHARES               VALUE
                           ACQUIRED ON           REALIZED          EXER-      UNEXER-        EXER-         UNEXER-
                           EXERCISE(#)            ($)(1)          CISABLE     CISABLE       CISABLE        CISABLE
--------------------------------------------------------------------------------------------------------------------
  David W. Johnson             0                   0              360,400     316,400     $11,771,690     $2,049,765
--------------------------------------------------------------------------------------------------------------------
  Frank E. Weise, III          0                   0               55,437     71,088      $ 2,026,514     $  544,725
--------------------------------------------------------------------------------------------------------------------
  John M. Coleman              10,800            $ 433,755         70,052     58,823      $ 2,127,270     $  423,001
--------------------------------------------------------------------------------------------------------------------
  Robert Subin                  3,031            $ 148,519         61,921     51,690      $ 2,063,034     $  373,429
--------------------------------------------------------------------------------------------------------------------
  Dale F. Morrison             0                   0               10,500     48,250         $187,031     $  436,406
--------------------------------------------------------------------------------------------------------------------
  Robert F. Bernstock           3,200            $ 146,400         66,260     62,490      $ 2,295,514     $  373,429
------------------------------------------------------------------------------------------------------------------

------------------
(1) All shares acquired by John Coleman and Robert Bernstock as a result of the exercise of options were retained. Value realized equals pretax market value of the stock on date of exercise, less the exercise price, times the number of shares acquired. Shares may be used to pay withholding taxes.

(2) Value of unexercised options equals fair market value of a share into which the option could have been converted at July 26, 1996 (market price $67.00), less exercise price, times the number of options outstanding.

             RETURN TO SHAREOWNERS* PERFORMANCE GRAPH AND BAR CHART

     The following graph compares the cumulative total Shareowner return on the Company's Capital Stock with the cumulative total return of the Standard & Poor's Food Index (the "S&P Food Group") and the Standard & Poor's 500 Stock Index (the "S&P 500"). Also shown below are the related compound annual growth rates (CAGR). The graph assumes that $100 was invested on July 29, 1991 in each of Campbell stock, the S&P Food Group and the S&P 500, and that all dividends were reinvested.

      Measurement Period                           S&P FOOD
    (Fiscal Year Covered)          CAMPBELL          GROUP          S&P 500
1991                                 100              100             100
1992                                 101              112             115
1993                                  98              100             125
1994                                 104              108             131
1995                                 135              139             165
1996                                 197              159             190

     The following bar charts compare the one year, three year and five year compound annual growth rates for total shareowner return on the Company's Capital Stock with the S&P Food Group and S&P 500.

      Measurement Period
    (Fiscal Year Covered)          CAMPBELL        S&P FOOD         S&P 500
1 YEAR                                    46.5            14.5            15.5
3 YEARS                                   26.2            16.6            15.2
5 YEARS                                   14.5             9.7            13.7

PENSION PLANS

     The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company's regular and supplementary pension plans.

    AVERAGE
  COMPENSATION
   IN HIGHEST                            ESTIMATED ANNUAL PENSIONS
   5 YEARS OF                                 YEARS OF SERVICE
LAST 10 YEARS OF     ------------------------------------------------------------------
   EMPLOYMENT           20           25            30             35             40
----------------     --------     --------     ----------     ----------     ----------
   $  600,000        $177,242     $221,553     $  265,864     $  280,864     $  295,864
      800,000         237,242      296,553        355,864        375,864        395,864
    1,000,000         297,242      371,553        445,864        470,864        495,864
    1,200,000         357,242      446,553        535,864        565,864        595,864
    1,400,000         417,242      521,553        626,864        660,864        695,864
    1,600,000         477,242      596,553        715,864        755,864        795,864
    1,800,000         537,242      671,553        805,864        850,864        895,864
    2,000,000         597,242      746,553        895,864        945,864        995,864
    2,200,000         657,242      821,553        985,864      1,040,864      1,095,864
    2,400,000         717,242      896,553      1,075,864      1,135,864      1,196,864

     Compensation covered for executive officers named in the table on page 15 is the same as the total salary and bonus shown in that table. These estimated amounts assume retirement at age 65 (normal retirement age) with a straight-life annuity without reduction for a survivor annuity or for optional benefits. They are not subject to deduction for Social Security benefits or other offsets. The years of service set forth below for the executive officers named in the table on page 15 include additional years of service pursuant to supplemental pension arrangements designed to attract executives from other employers in the middle of their careers. Such arrangements are a necessary part of the recruitment and retention package for senior executives in order to compensate them for pension benefits that would have accrued had they remained at their previous employers. At the end of fiscal 1996 (ended July 28), David Johnson has been credited with 30 years of service. If David Johnson remains with the Company until he reaches age 65, he will receive an additional annual pension benefit that is estimated to be approximately 18% higher than the benefit payable under the pension plans as set forth above. In addition, Mr. Johnson's benefit will be a "100% joint and survivor annuity," which means that the same amount will be paid to his spouse if she survives him. As of the end of fiscal 1996, the full years of accrued service under the pension plans for the five individuals other than David Johnson named in the compensation table on page 15 were as follows: Frank
Weise -- 11 years; John Coleman -- 14 years; Robert Subin -- 25 years; Dale Morrison -- 2 years; and Robert Bernstock -- 19 years.

TERMINATION ARRANGEMENTS

     The Company has entered into Special Severance Protection Agreements ("Special Severance Agreements"') with all six of the executive officers named on page 15 as well as certain other executive officers. The Special Severance Agreements provide severance pay and continuation of certain benefits should a Change in Control occur. Entry into the Agreements was unanimously approved by the independent members of the Board of Directors. In order to receive benefits under the Special Severance Agreements, the executive's employment must be terminated involuntarily, without cause, whether actual or "constructive", within two years following a Change in Control.

     Generally, a "Change in Control" will be deemed to have occurred in any of the following circumstances:

       (i)   the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for Dorrance family members;
      (ii)   the persons serving as directors of the Company as of January 25, 1990, and those replacements or additions subsequently approved by a two-thirds vote of the
             Board, cease to make up at least two-thirds of the Board;
     (iii)   a merger, consolidation or share exchange in which the shareowners of the Company prior to the merger wind up owning 80% or less of the surviving corporation; or
      (iv)   a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.

     Under the Special Severance Agreements, severance pay would equal two and one half years' base salary and bonus. Medical, life and disability benefits would be provided at the expense of the Company for the lesser of (i) 30 months or (ii) the number of months remaining until the executive's 65th birthday. The Company would pay in a single payment an amount equal to the value of the benefit the executive would have accrued under the Company's pension plans had the executive remained in the employ of the Company for an additional 30 months or until his 65th birthday, if earlier.

     Upon a Change in Control, (a) all options outstanding on the date of such Change in Control would become immediately and fully exercisable and (b) all restrictions upon any restricted shares (other than "Performance Restricted Shares" which are subject to performance related restrictions) would lapse immediately and all such shares would become fully vested. An executive officer would become vested in, and restrictions would lapse on, the greater of (i) fifty percent (50%) of the Performance Restricted Shares or (ii) a pro rata portion of such Performance Restricted Shares based on the portion of the performance period that has elapsed to the date of the Change in Control. In the event of a hostile takeover of the Company (as determined by the Board of Directors), there would be immediate vesting of 100,000 shares of time-lapse restricted stock granted to David Johnson and dividends that have been held in escrow would be paid.

     During any fiscal year in which a Change in Control occurs, each participant (a) whose employment is terminated prior to the end of such year or
(b) who is in the employ of the Company on the last day of such year would be entitled to receive, within thirty (30) days thereafter, a cash payment equal to the greater of (i) his or her target bonus award for such year or (ii) the average of the awards paid or payable to him or her under the Management Worldwide Incentive Plan for the two most recent fiscal years ended prior thereto. Any amount to be paid to a participant who is not employed for the entire fiscal year would be prorated. Such payment would be made regardless of whether or not the Company has paid any cash dividend in the fiscal year.

                    BOARD COMMITTEES AND MEETING ATTENDANCE

     The Company has Audit, Compensation and Organization, Executive, Finance and Corporate Development, Governance, and Retirement Committees of its Board of Directors. New committee assignments and appointments of committee chairs will be effective on the date of the Annual Meeting. Mr. Golub joined the Board on September 16, 1996. Membership as of the record date was as follows:

                              COMPENSATION
AUDIT                         AND ORGANIZATION                       EXECUTIVE
--------------------------    ------------------------------    --------------------
E.M. Carpenter, Chair         T.W. Field, Jr., Acting Chair     D.W. Johnson, Chair
T.W. Field, Jr.               E.M. Carpenter                    B. Dorrance
M.A. Malone                   P.E. Lippincott                   P.E. Lippincott
G.M. Sherman                  M.A. Malone                       G. Strawbridge, Jr.
D.M. Stewart                  D.M. Stewart                      R.J. Vlasic
C.C. Weber                    G. Strawbridge, Jr.

FINANCE AND
CORPORATE DEVELOPMENT         GOVERNANCE                        RETIREMENT
--------------------------    ------------------------------    --------------------
P.E. Lippincott, Co-Chair     B. Dorrance, Chair                C.H. Mott, Chair
B. Dorrance, Co-Chair         A.A. App                          A.A. App
D.W. Johnson                  K. B. Foster                      G.M. Sherman
D.K.P. Li                     G. Strawbridge, Jr.               C.C. Weber
C.H. Mott                     R.J. Vlasic
R.J. Vlasic

AUDIT COMMITTEE                                        4 meetings in fiscal 1996

     -- Recommends the appointment of the Company's independent accountants;

     -- Reviews the scope and results of the audit plans of the independent accountants and the internal auditors;

     -- Oversees the scope and adequacy of the Company's internal accounting control and record-keeping systems;

     -- Reviews the objectivity, effectiveness and resources of the internal audit function which reports directly to the Committee;

     -- Confers independently with the internal auditors and the independent accountants;

     -- Reviews non-audit services to be performed by the independent accountants; and

     -- Determines the appropriateness of fees for audit and non-audit services performed by the independent accountants.

COMPENSATION AND ORGANIZATION COMMITTEE                7 meetings in fiscal 1996

     -- Reviews and recommends to the Board salary and incentive compensation, including bonus, stock options and restricted stock, for the Chief Executive Officer;

     -- Reviews and approves the salaries and incentive compensation for all corporate officers and senior executives;

     -- Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;

     -- Reviews the salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;

     -- Reviews and approves the incentive compensation to be allocated to employees; and

     -- Reviews, prior to becoming effective, any major organization change that the Chief Executive Officer intends to implement.

EXECUTIVE COMMITTEE                                   No meetings in fiscal 1996

      -- Exercises all the powers of the Board when the Board is not in session, except as otherwise provided by New Jersey law.

FINANCE AND CORPORATE DEVELOPMENT                      7 meetings in fiscal 1996

     Reviews and makes recommendations to the Board regarding:

      -- All issuances, sales or repurchases of equity and long-term debt;

      -- Changes in the Company's capital structure;

      -- The capital expenditure program; and

      -- Acquisitions, divestitures, joint ventures, partnerships or combination of business interests.

GOVERNANCE COMMITTEE                                   6 meetings in fiscal 1996

     Reviews and makes recommendations to the Board regarding:

      -- The organization and structure of the Board;

      -- Qualifications for director candidates;

      -- Candidates for election to the Board;

      -- Candidate for the position of Chairperson of the Board; and

      -- The role and effectiveness of the Board and each Committee in the Company's corporate governance process.

     The Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareowners. Such suggestions, together with appropriate biographical information, should be submitted to the Corporate Secretary of the Company.

RETIREMENT COMMITTEE                                   5 meetings in fiscal 1996

     -- Oversees policies and practices relating to the Company's retirement and pension plans;

     -- Monitors the administration of the Company's retirement and pension plans;

     -- Reviews and submits recommendations to the Board regarding proposed appointments to the Administrative Committee of the pension plans; and

     -- Reviews and submits recommendations to the Board concerning any proposed amendments to the Company's retirement and pension plans.

     Actions taken by any of the foregoing committees are reported to the Board, usually at its next meeting.

     During fiscal 1996 (ended July 28), the Board of Directors met eleven times. Directors meet their responsibilities not only by attending Board and Committee meetings but also through communication with the Chairman and Chief Executive Officer and other members of management on matters affecting the Company. David Li, who is the Chief Executive Officer the Bank of East Asia based in Hong Kong, came on the Board with the specific understanding that he would not be able to attend a normal load of scheduled meetings. During fiscal 1996, in addition to Board and committee meetings, David Li met on more than ten separate occasions, in Asia and in the United States, with senior executives to discuss business strategies in Asia and advise about potential business opportunities. All directors attended at least 75% of scheduled Board meetings and meetings held by Committees of which they were members except David Li.

                             DIRECTOR COMPENSATION

     The following table displays all components of director compensation:

--------------------------------------------------------------------------------
                         COMPENSATION
----------------------------------------------------------------------------------------------
  Annual Board Retainer*                                      1,200 shares of Campbell stock
----------------------------------------------------------------------------------------------
  Annual Option Grant**                                       1,000 options
----------------------------------------------------------------------------------------------
  Annual Retainer for Committee Chair                         $4,000
----------------------------------------------------------------------------------------------
  Board Attendance Fee (per meeting)                          $1,250
----------------------------------------------------------------------------------------------
  Committee Attendance Fee (per meeting)                      $1,000
----------------------------------------------------------------------------------------------

------------------
 * Campbell shares are issued and options are granted to each director on January 1 of each year.
** Options granted on January 1, 1996, had an exercise price of $60.06. Options are granted at the market price on the grant date and may not be repriced.

     The Vice Chairman or lead director (who has never been an employee of the Company) received an additional annual retainer of $25,000 in cash. Directors have the option to elect to receive Campbell stock instead of any cash payments. Directors who are employees (David Johnson only) receive no remuneration for service as Directors. Directors are reimbursed for actual travel costs.

BENEFITS

     Pursuant to the Guidelines of the National Association of Corporate Directors, the Company does not provide pensions, medical benefits, or other benefit programs to directors.

                                     ITEM 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying action of the Board, upon the recommendation of its Audit Committee, reappointing the firm of Price Waterhouse LLP ("Price Waterhouse") Certified Public Accountants, as independent accountants to make an audit of the accounts of the Company for fiscal 1997. Price Waterhouse has audited the Company's books for many years. The names of the Directors serving on the Audit Committee are indicated on page 20, under the heading "Board Committees and Meeting Attendance". The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if Price Waterhouse declines to act or becomes incapable of acting, or if their employment is discontinued, the Board will appoint other accountants whose continued employment after the 1997 Annual Meeting of the Shareowners will be subject to ratification by the Shareowners.

     Representatives of Price Waterhouse will be at the 1996 Annual Meeting to make a statement if they desire to do so and to answer questions.

     For fiscal 1996 Price Waterhouse also examined the separate financial statements of certain of the Company's foreign subsidiaries and provided other audit services to the Company in connection with Securities and Exchange Commission filings, review of periodic financial statements and audits of certain employee benefit plans.

                       SUBMISSION OF SHAREOWNER PROPOSALS

     Under the rules of the Securities and Exchange Commission now in effect, shareowner proposals intended for inclusion in next year's Proxy Statement must be directed to the Corporate Secretary at Campbell Place, Camden, New Jersey 08103-1799, and must be received by June 10, 1997.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     At the close of business on September 23, 1996, the record date for the meeting, there were outstanding and entitled to vote 247,134,517 shares of Campbell Capital Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting.

PRINCIPAL SHAREOWNERS

     Information concerning the owners of more than 5% of the outstanding Campbell Capital Stock as of the record date for the meeting follows:

                                                                                   PERCENT OF
                                                          AMOUNT/NATURE OF         OUTSTANDING
                     NAME/ADDRESS                       BENEFICIAL OWNERSHIP          STOCK
------------------------------------------------------  --------------------       -----------
Bennett Dorrance......................................   26,284,836 Note (1)          10.6%
DMB Associates,
4201 North 24th Street,
Suite 120
Phoenix, AZ 85016
Mary Alice Malone.....................................   27,059,214 Note (2)          10.9%
Iron Spring
Farm, R.D. #3,
Coatesville, PA 19320
Dorrance H. Hamilton, Charles H. Mott and
John A. van Beuren, Voting Trustees under the Major
Stockholders' Voting Trust dated as of June 2, 1990
("Voting Trust") and related persons,.................   31,720,539 Note (3)          12.8%
25 Enterprise Center,
Suite 103, East Main Road,
Middletown, RI 02842.
Note (4).
John T. Dorrance, III.................................            23,405,246           9.5%
Greenway Drive
Lyford Cay, Nassau
Bahamas N7776

---------------
(1) A director nominee. See note (c) on page 6.

(2) A director nominee. See note (e) on page 7.

(3) Charles Mott is a director nominee. See note (f) on page 7. Includes 31,292,250 shares (12.7% of the outstanding shares) held by the Voting Trustees with sole voting power and 428,289 shares held by participants outside the Voting Trust or by persons related to them, for a total of 31,720,539 shares (12.8% of the outstanding shares). Includes 14,599,430 shares (5.9% of the outstanding shares) with sole dispositive power and 800,000 shares with shared dispositive power held by Dorrance H. Hamilton, 200 Eagle Road, Suite 316, Wayne, PA 19087. Also includes 1,234,458 shares with shared dispositive power held by Samuel M. V. Hamilton, Dorrance Hamilton's husband. Also includes 13,708,394 shares (5.5% of the outstanding shares) with sole dispositive power and 243,784 shares with shared dispositive power held by Hope H. van Beuren, wife of John A. van Beuren, 25 Enterprise Center, Suite 103, East Main Road, Middletown, RI 02842. John van Beuren also has shared dispositive power over the same 243,784 shares. Also includes 1,005,384 shares held by John van Beuren with shared dispositive power. Participants in the Voting Trust have certain rights to withdraw shares deposited with the Voting Trustees including the right to withdraw these shares prior to any annual or special meeting of the Company's shareowners. Dispositive power as used above means the power to direct the sale of the shares; in some cases it does not include the power to direct how the proceeds of sale can be used. The Voting Trust was formed by certain descendants (and spouses, fiduciaries and a related foundation) of the late John T. Dorrance, Sr. The participants have indicated that they formed the Voting Trust as a vehicle for acting together as to matters which may arise affecting the Company's business, in order to obtain their objective of maximizing the value of their shares.

     The Trustees will act for participants in communications with the Company's Board of Directors. Participants believe the Voting Trust may also facilitate communications between the Board and the participants.

(4) Under the Voting Trust Agreement, all shares held by the Voting Trust will be voted by the Trustees whose decision must be approved by at least two Trustees if there are three Trustees then acting. In the event of a disagreement among the Trustees designated by the family groups participating in the Voting Trust, the shares of the minority may be withdrawn. The Voting Trust continues for ten years from June 2, 1990, unless it is sooner terminated or extended.

     The foregoing information relating to Shareowners is based upon the Company's stock records and data supplied to the Company by the holders as of the record date for the meeting.

            DIRECTORS AND EXECUTIVE OFFICERS STOCK OWNERSHIP REPORTS

     The federal securities laws require the Company's Directors and Executive Officers, and persons who own more than ten percent of the Company's capital stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 28, 1996, all the Company's Executive Officers, Directors and greater-than-ten-percent beneficial owners made all required filings.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the Directors' proxy to vote on such matters in accordance with his best judgment.

                       PROXIES AND VOTING AT THE MEETING

     This statement and the accompanying proxy card are being mailed beginning approximately on October 11, 1996, for solicitation of proxies by the Board of Directors for the Annual Meeting of Shareowners of Campbell Soup Company called to be held on November 21, 1996. The mailing address of the Company's World Headquarters is Campbell Place, Camden, New Jersey 08103-1799.

     Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by Shareowners will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

     This solicitation of proxies is made on behalf of the Board of Directors of the Company with authorization of the Board, and the Company will bear the cost. Copies of proxy solicitation material will be mailed to Shareowners, and employees of the Company may communicate with Shareowners to solicit their proxies. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and the Company will reimburse them for their expenses in so doing at the rates approved by the New York Stock Exchange.

     When a proxy is returned properly dated and signed, the shares represented thereby, including any shares held under the Company's Dividend Reinvestment Plan, will be voted by the person named as the Directors' proxy in accordance with each Shareowner's directions. Proxies will also be considered to be confidential voting instructions to the applicable Trustee with respect to shares held in accounts under the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees, the Campbell Soup Company Savings and 401(k) Plan for Hourly-Paid Employees, and the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan. If participants in these Plans are also Shareowners of record under the same account information, they will receive a single proxy which represents all shares. If the account information is different, then the participants will receive separate proxies.

     Shareowners are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Directors (or, in the case of participants in the Plans referred to above, may be voted at the discretion of the applicable Trustee).

     A Shareowner giving a proxy may revoke it by notifying the Corporate Secretary in writing any time before it is voted. If a Shareowner wishes to give a proxy to someone other than the Directors' proxy, all three names appearing on the enclosed proxy may be crossed out and the name of another person inserted. The signed proxy card must be presented at the meeting by the person representing the Shareowner.

     Each Shareowner who plans to attend the meeting in person is requested to so indicate in the space provided on the proxy card. The Company will then be able to mail an admission card to the Shareowner in advance of the meeting. Shareowners who do not have admission cards will need to register at the door.

                    INFORMATION ABOUT ATTENDING THE MEETING

     The Annual Meeting of Shareowners will be held this year at Doneckers Ballroom, Ephrata, Pennsylvania. There will be no van transportation to the meeting. A map showing the meeting location appears at the back of this booklet.

     To obtain an admission ticket by mail in advance and avoid registration lines at the door, simply indicate that you plan to attend the meeting by marking the appropriate box on the proxy card and return it in the envelope provided. If you do not wish to send the proxy card, you may obtain an admission card by sending a written request in the envelope. Shareowners who do not have admission cards will need to register at the door.

     IF YOU DO NOT OWN SHARES IN YOUR OWN NAME, YOU SHOULD HAVE YOUR BROKER OR AGENT IN WHOSE NAME THE SHARES ARE REGISTERED CALL (609) 342-6122, FAX (609) 342-3889, OR WRITE TO THE OFFICE OF THE CORPORATE SECRETARY AT CAMPBELL PLACE, CAMDEN, NJ, 08103-1799 TO REQUEST A TICKET BEFORE NOVEMBER 7, 1996. OTHERWISE YOU MUST BRING PROOF OF OWNERSHIP (E.G. BROKER'S STATEMENT) IN ORDER TO BE ADMITTED DURING THE DAY OF THE MEETING.

     We cannot issue admission tickets to guests of Shareowners because there is only enough seating capacity for the large number of Shareowners who attend the meeting. Please note that the doors to the meeting room at Doneckers will not be open for admission until 8:00 a.m.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE FILL OUT, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By order of the Board of Directors,

                                           /s/  JOHN J. FUREY

                                               John J. Furey
                                            Corporate Secretary
Camden, New Jersey
October 11, 1996

     NOTE: Shareowners may receive a copy of the Company's annual Form 10-K report, without charge, by writing to Investor Relations, Campbell Soup Company, Campbell Place, Camden, NJ 08103-1799 or by calling 609-342-4800, extension 2114.

   DIRECTIONS TO DONECKERS BALLROOM

FROM HARRISBURG:

Take route 283 East to Route 30 East
to Route 222 North. Take the Ephrata
exit (Route 322) and turn left. Route
322 becomes Main Street in Ephrata. At
the third traffic light, turn right on
N. State Street. Doneckers Ballroom is
at 100 N. State Street on the left.

FROM THE PA TURNPIKE (ROUTE 76):

Take Exit 21 of the Pennsylvania
Turnpike and follow Route 222 South
for 5-6 miles. Take the Ephrata exit
(Route 322) and turn right. Route 322
becomes Main Street in Ephrata. At the
third traffic light, turn right on N.
State Street. Doneckers Ballroom is at
100 N. State Street on the left.

FROM NEW YORK CITY:

Take New Jersey Turnpike to the Pennsylvania Turnpike. Take Exit 21 of the PA Turnpike to Route 222 South for about 5-6 miles. Take the Ephrata exit (Route
322) and turn right. Route 322 becomes Main Street in Ephrata. At the traffic light, turn right on N. State Street. Doneckers Ballroom is at 100 N. State Street on the left.

FROM READING:

Take 222 South to 322 West. 322 becomes Main Street in Ephrata. At the 3rd traffic light, turn right on N. State Street. Doneckers Ballroom is at 100 N. State Street on the left.

                          [CAMPBELL SOUP COMPANY LOGO]


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON NOVEMBER 21, 1996

PROXY

         The undersigned hereby appoints David W. Johnson, or, in his absence, John M. Coleman, or, in the absence of both of them, John J. Furey, and each or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote, including any shares held under the Dividend Reinvestment Plan, at the Annual Meeting of Shareowners of Campbell Soup Company to be held at Doneckers Ballroom, 100 North State Street, Ephrata, Pennsylvania, at 9:00 a.m. and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in one of the Campbell Soup Company Savings and 401(k) Plans or in the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan (any of such plans, a "Savings Plan"), then the undersigned hereby directs the respective trustee of the applicable Savings Plan to vote all shares of Campbell Soup Company Capital Stock in the undersigned's Savings Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.

         1. ELECTION OF DIRECTORS                 (Change of Address/Comments)
         Nominees: Alva A. App, Edmund         _________________________________
         M. Carpenter, Bennett Dorrance,
         Thomas W. Field, Jr., Kent B.         _________________________________
         Foster, Harvey Golub, David W.
         Johnson, David K.P. Li, Philip        _________________________________
         E. Lippincott, Mary Alice
         Malone, Charles H. Mott, George       _________________________________
         M. Sherman, Donald M. Stewart,        (If you have written in the above
         George Strawbridge, Jr. and           space, please mark the
         Charlotte C. Weber. Directors         corresponding box on the reverse
         recommend a vote FOR                  side of this card)

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. PLEASE RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                SEE REVERSE SIDE


                             CAMPBELL SOUP COMPANY
                          Annual Meeting of Shareowners
                                November 21, 1996
                                    9:00 a.m.
                               Doneckers Ballroom
                             100 North State Street
                              Ephrata, Pennsylvania

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


         YOUR SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS (OR, IN THE CASE OF SHARES HELD IN A SAVINGS PLAN, WILL BE VOTED AT THE DISCRETION OF THE TRUSTEE) UNLESS YOU OTHERWISE INDICATE IN WHICH CASE THEY WILL BE VOTED AS MARKED.

                  THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

FOR ALL NOMINEES, EXCEPT THOSE LISTED BELOW    WITHHELD FROM ALL NOMINEES

1. Election of          / /                              / /
   Directors
   (see reverse)

FOR, except vote withheld from the following nominee(s):

                       FOR   AGAINST  ABSTAIN
2. Ratification of     / /     / /      / /
   Appointment of
   Auditors

____________________



              Mark this box to obtain a     / /   Change of address: Mark   / /
              ticket of admission to the          this box and see the
              meeting.                            reverse side.

              NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
              __________________________________________________________________

              __________________________________________________________________
                  SIGNATURE(S)                                   DATE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                 [PICTURE OF CAMPBELL'S SOUP RECIPE BOX COUPON]